Exhibit 99.1

Charles River Laboratories Announces Second-Quarter 2013 Results from Continuing Operations

– Second-Quarter GAAP Sales of $292.9 Million and Non-GAAP Sales of $294.4 Million –

– Second-Quarter GAAP Earnings per Share of $0.58 and Non-GAAP Earnings per Share of $0.73 –

– Reaffirms Sales and Non-GAAP EPS Guidance for 2013; Reduces 2013 GAAP EPS Guidance –

– Increases Stock Repurchase Authorization by an Additional $100 Million –

WILMINGTON, Mass.--(BUSINESS WIRE)--July 31, 2013--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2013. For the quarter, net sales from continuing operations were $292.9 million, an increase of 2.9% from $284.7 million in the second quarter of 2012. On a non-GAAP basis and excluding the impact of foreign currency translation, which reduced sales by 1.1%, second-quarter 2013 net sales increased 4.6%. On a segment basis, sales increased in both the Research Models and Services (RMS) and Preclinical Services (PCS) segments.

On a GAAP basis, net income from continuing operations for the second quarter of 2013 was $28.6 million, or $0.58 per diluted share, compared to $30.5 million, or $0.63 per diluted share, for the second quarter of 2012.

On a non-GAAP basis, net income from continuing operations was $35.7 million for the second quarter of 2013, a decline of 1.9% from $36.4 million for the same period in 2012. Second-quarter diluted earnings per share on a non-GAAP basis were $0.73, a decrease of 2.7% compared to $0.75 per share in the second quarter of 2012. Lower operating income was the primary driver of the decline.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We were pleased with our second-quarter results. We implemented actions to position the Company as the partner of choice for early-stage drug discovery and development, initiated targeted sales efforts which have enabled us to gain market share, and expanded our portfolio through strategic acquisitions. The benefit of these actions is clear in our second quarter results, and will drive revenue and earnings per share growth in 2013 and beyond.”

Mr. Foster continued, “Based on our second-quarter results, we are reaffirming our sales and non-GAAP earnings per share guidance for 2013. We remain intently focused on our efforts to drive sales growth across all client segments and improve operating efficiency in order to enhance shareholder value.”

Second-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $179.0 million in the second quarter of 2013, an increase of 3.1% from $173.6 million in the second quarter of 2012. On a non-GAAP basis and excluding foreign exchange, which reduced reported sales by 1.5%, RMS sales increased by 5.5%. Higher sales were driven primarily by the acquisitions of Vital River and Accugenix, as well as growth in the legacy Endotoxin and Microbial Detection (EMD) business.

In the second quarter of 2013, the RMS segment’s GAAP operating margin was 27.7% compared to 32.0% for the second quarter of 2012. On a non-GAAP basis, the operating margin decreased to 30.0% from 32.8% in the second quarter of 2012. The non-GAAP operating margin decline was primarily attributable to lower legacy sales volume for research models and also to receipt of an insurance settlement in the second quarter of 2012 related to the 2011 disaster in Japan.

Preclinical Services (PCS)

Second-quarter 2013 net sales from continuing operations for the PCS segment were $114.0 million, an increase of 2.6% from $111.1 million in the second quarter of 2012. Excluding foreign exchange, which reduced reported sales by 0.5%, PCS sales increased by 3.1%. PCS sales growth was driven by increased sales to both large biopharmaceutical and mid-tier clients, primarily as a result of market share gains.

In the second quarter of 2013, the PCS segment’s GAAP operating margin was 9.6% compared to 9.7% in the second quarter of 2012. On a non-GAAP basis, the operating margin decreased to 12.2% from 13.1% in the second quarter of 2012. The non-GAAP operating margin decrease was primarily attributable to a less favorable study mix and competitive pricing pressure.

Stock Repurchase Update

During the second quarter of 2013, the Company repurchased approximately 389,000 shares of its common stock for $16.6 million. As of June 29, 2013, Charles River had $31.8 million remaining on its $750 million stock repurchase authorization.

On July 30, 2013, the Board of Directors increased the stock repurchase authorization, which was originally approved in July 2010 at $500 million and increased to $750 million on October 20, 2010, by an incremental $100 million, for an aggregate amount of $850 million.

Six-Month Results

For the first six months of 2013, net sales increased by 2.4% to $584.2 million from $570.7 million in the same period in 2012. Foreign currency translation reduced reported sales by 1.0%.

On a GAAP basis, net income from continuing operations for the first half of 2013 was $54.6 million, or $1.11 per diluted share, compared to $57.0 million, or $1.17 per diluted share, for the same period in 2012.

On a non-GAAP basis, net income from continuing operations for the first half of 2013 was $68.9 million, or $1.42 per diluted share, compared to $70.3 million, or $1.45 per diluted share, for the same period in 2012.

Research Models and Services (RMS)

For the first six months of 2013, RMS net sales were $361.5 million, an increase of 1.3% from $356.8 million in the same period in 2012. Foreign currency translation reduced reported sales by 1.5%. On a GAAP basis, the RMS segment operating margin was 29.0% in the first half of 2013, compared to 32.2% for the prior-year period. On a non-GAAP basis, the operating margin was 30.7% in the first half of 2013, compared to 33.1% for the same period in 2012.

Preclinical Services (PCS)

For the first six months of 2013, PCS net sales were $222.7 million, an increase of 4.1% from $213.9 million in the same period in 2012. Foreign currency translation reduced reported sales by 0.4%. On a GAAP basis, the PCS segment operating margin was 8.5% in the first half of 2013, compared to 7.0% for the prior-year period. On a non-GAAP basis, the operating margin was 11.4% in the first half of 2013, compared to 11.1% for the same period in 2012.

2013 Guidance

The Company reaffirms its forward-looking guidance based on continuing operations for 2013 sales and non-GAAP earnings per share. The Company has reduced its 2013 GAAP earnings per share guidance to reflect changes to other items that have been excluded from non-GAAP results.

2013 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth, reported	3.0% – 5.0%	3.0% – 5.0%
Negative impact of foreign exchange	Approx. 1%	Approx. 1%
Net sales growth, constant currency	4.0% - 6.0%	4.0% - 6.0%
GAAP EPS estimate	$2.40 - $2.50	$2.45 - $2.55
Amortization of intangible assets related to acquisitions	$0.23	$0.23
Operating losses (1)	$0.05	$0.05
Other items (2)	$0.05	$0.01
Convertible debt accounting	$0.11	$0.11
Non-GAAP EPS estimate	$2.80 - $2.90	$2.80 - $2.90

(1) These costs relate primarily to the Company’s PCS-Massachusetts facility.
(2) Other items include severance related to cost-savings actions, costs associated with the evaluation of acquisitions, a government contract billing adjustment and related expenses, and the write-off of deferred financing costs and fees related to debt refinancing.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, August 1, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to businesses we plan to close, consolidate or divest, severance costs associated with our cost-savings actions, costs and adjustments related to our ongoing investigation of inaccurate billing with respect to certain government contracts, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our sales growth net of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including sales, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and spending trends by our customers; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2013, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Total net sales	$292,933	$284,723	$584,171	$570,704
Cost of products sold and services provided	190,363	181,138	377,390	362,907
Gross margin	102,570	103,585	206,781	207,797
Selling, general and administrative	54,919	49,900	112,118	105,877
Amortization of intangibles	4,463	4,411	8,712	8,906
Operating income	43,188	49,274	85,951	93,014
Interest income (expense)	(7,308)	(7,928)	(15,491)	(16,178)
Other income (expense)	967	(1,346)	2,035	(1,690)
Income from continuing operations before income taxes	36,847	40,000	72,495	75,146
Provision for income taxes	8,219	9,453	17,941	18,129
Income from continuing operations, net of tax	28,628	30,547	54,554	57,017
(Loss) income from discontinued operations, net of tax	(915)	42	(1,070)	119
Net income	27,713	30,589	53,484	57,136
Net loss (income) from noncontrolling interests	(429)	(121)	(622)	(229)
Net income attributable to common shareowners	$27,284	$30,468	$52,862	$56,907

Earnings per common share
Basic:
Continuing operations	$0.58	$0.63	$1.12	$1.18
Discontinued operations	$(0.02)	$-	$(0.02)	$-
Net	$0.57	$0.63	$1.10	$1.18
Diluted:
Continuing operations	$0.58	$0.63	$1.11	$1.17
Discontinued operations	$(0.02)	$-	$(0.02)	$-
Net	$0.56	$0.63	$1.09	$1.17

Weighted average number of common shares outstanding
Basic	48,280,371	48,029,744	47,969,683	48,142,347
Diluted	48,835,453	48,412,800	48,647,942	48,581,891

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	June 29, 2013	December 29, 2012
Assets
Current assets
Cash and cash equivalents	$113,521	$109,685
Trade receivables, net	224,030	203,001
Inventories	88,405	88,470
Other current assets	92,915	83,601
Current assets of discontinued businesses	886	495
Total current assets	519,757	485,252
Property, plant and equipment, net	696,495	717,020
Goodwill, net	227,524	208,609
Other intangibles, net	90,210	84,922
Deferred tax asset	30,187	38,554
Other assets	53,915	48,659
Long-term assets of discontinued businesses	3,510	3,328
Total assets	$1,621,598	$1,586,344

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$16,163	$139,384
Accounts payable	37,295	31,218
Accrued compensation	45,006	46,951
Deferred revenue	53,695	56,422
Accrued liabilities	48,858	45,208
Other current liabilities	22,557	21,262
Current liabilities of discontinued businesses	2,280	1,802
Total current liabilities	225,854	342,247
Long-term debt & capital leases	619,771	527,136
Other long-term liabilities	104,604	104,966
Long-term liabilities of discontinued businesses	8,979	8,795
Total liabilities	959,208	983,144
Non-controlling interests	14,439	2,395
Total equity	647,951	600,805
Total liabilities and equity	$1,621,598	$1,586,344

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Research Models and Services
Net sales	$178,973	$173,611	$361,462	$356,763
Gross margin	75,771	76,266	156,206	158,462
Gross margin as a % of net sales	42.3%	43.9%	43.2%	44.4%
Operating income	49,630	55,542	104,933	115,009
Operating income as a % of net sales	27.7%	32.0%	29.0%	32.2%
Depreciation and amortization	10,629	9,085	20,502	18,027
Capital expenditures	6,344	7,569	10,354	20,469

Preclinical Services
Net sales	$113,960	$111,112	$222,709	$213,941
Gross margin	26,799	27,319	50,575	49,335
Gross margin as a % of net sales	23.5%	24.6%	22.7%	23.1%
Operating income	10,935	10,809	18,995	14,983
Operating income as a % of net sales	9.6%	9.7%	8.5%	7.0%
Depreciation and amortization	9,781	10,980	19,918	22,040
Capital expenditures	3,451	1,872	5,869	3,084

Unallocated Corporate Overhead	$(17,377)	$(17,077)	$(37,977)	$(36,978)

Total
Net sales	$292,933	$284,723	$584,171	$570,704
Gross margin	102,570	103,585	206,781	207,797
Gross margin as a % of net sales	35.0%	36.4%	35.4%	36.4%
Operating income	43,188	49,274	85,951	93,014
Operating income as a % of net sales	14.7%	17.3%	14.7%	16.3%
Depreciation and amortization	20,410	20,065	40,420	40,067
Capital expenditures	9,795	9,441	16,223	23,553

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Research Models and Services
Net sales	$178,973	$173,611	$361,462	$356,763
Add back government billing adjustment	1,495	-	1,495	-
Non-GAAP net sales	$180,468	$173,611	$362,957	$356,763
Operating income	$49,630	$55,542	$104,933	$115,009
Operating income as a % of net sales	27.7%	32.0%	29.0%	32.2%
Add back:
Amortization of intangible assets related to acquisitions	2,228	1,431	4,214	2,931
Severance related to cost-savings actions	295	-	381	-
Government billing adjustment and related expenses	1,855	-	1,855	-
Operating losses (2)	51	-	209	-
Operating income, excluding specified charges (Non-GAAP)	$54,059	$56,973	$111,592	$117,940
Non-GAAP operating income as a % of net sales	30.0%	32.8%	30.7%	33.1%

Preclinical Services
Net sales	$113,960	$111,112	$222,709	$213,941
Operating income	10,935	10,809	18,995	14,983
Operating income as a % of net sales	9.6%	9.7%	8.5%	7.0%
Add back:
Amortization of intangible assets related to acquisitions	2,236	2,979	4,498	5,975
Severance related to cost-savings actions	(10)	-	201	911
Operating losses (2)	787	809	1,735	1,863
Operating income, excluding specified charges (Non-GAAP)	$13,948	$14,597	$25,429	$23,732
Non-GAAP operating income as a % of net sales	12.2%	13.1%	11.4%	11.1%

Unallocated Corporate Overhead	$(17,377)	$(17,077)	$(37,977)	$(36,978)
Add back:
Costs associated with the evaluation of acquisitions	194	744	680	976
Convertible debt accounting	54	54	107	107
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(17,129)	$(16,279)	$(37,190)	$(35,895)

Total
Net sales	$292,933	$284,723	$584,171	$570,704
Add back government billing adjustment	1,495	-	1,495	-
Non-GAAP net sales	$294,428	$284,723	$585,666	$570,704
Operating income	$43,188	$49,274	$85,951	$93,014
Operating income as a % of net sales	14.7%	17.3%	14.7%	16.3%
Add back:
Amortization of intangible assets related to acquisitions	4,464	4,410	8,712	8,906
Severance related to cost-savings actions	285	-	582	911
Government billing adjustment and related expenses	1,855	-	1,855	-
Operating losses (2)	838	809	1,944	1,863
Costs associated with the evaluation of acquisitions	194	744	680	976
Convertible debt accounting	54	54	107	107
Operating income, excluding specified charges (Non-GAAP)	$50,878	$55,291	$99,831	$105,777
Non-GAAP operating income as a % of net sales	17.3%	19.4%	17.0%	18.5%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's PCS-Massachusetts facility.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net income attributable to common shareholders	$27,284	$30,468	$52,862	$56,907
Less: Discontinued operations	915	(42)	1,070	(119)
Net income from continuing operations	28,199	30,426	53,932	56,788
Add back:
Amortization of intangible assets related to acquisitions	4,464	4,410	8,712	8,906
Severance related to cost-savings actions	285	-	582	911
Operating losses (2)	838	657	1,944	2,019
Costs associated with the evaluation of acquisitions	194	744	680	976
Government billing adjustment and related expenses	1,855	-	1,855	-
Writeoff of deferred financing costs and fees related to debt refinancing	645	-	645	-
Loss on sale of auction rate securities	-	-	-	712
Convertible debt accounting, net (3)	2,897	3,571	6,710	7,068
Tax effect of items above	(3,709)	(3,441)	(6,166)	(7,100)
Net income, excluding specified charges (Non-GAAP)	$35,668	$36,367	$68,894	$70,280

Weighted average shares outstanding - Basic	48,280,371	48,029,744	47,969,683	48,142,347
Effect of dilutive securities:
Stock options and contingently issued restricted stock	555,082	383,056	678,259	439,544
Weighted average shares outstanding - Diluted	48,835,453	48,412,800	48,647,942	48,581,891

Basic earnings per share	$0.57	$0.63	$1.10	$1.18
Diluted earnings per share	$0.56	$0.63	$1.09	$1.17

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.74	$0.76	$1.44	$1.46
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.73	$0.75	$1.42	$1.45

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's PCS-Massachusetts facility.

(3) The three and six months ended June 29, 2013 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $2,843 and $6,603 and depreciation expense by $54 and $107, respectively. The three and six months ended June 30, 2012 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,518 and $6,961 and depreciation expense by $53 and $107, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET SALES GROWTH (YEAR-OVER-YEAR)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE
For the Three and Six Months Ended June 29, 2013

For the three months ended June 29, 2013:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	2.9%	3.1%	2.6%
Impact of foreign exchange	(1.1%)	(1.5%)	(0.5%)
Impact of government billing adjustment	(0.6%)	(0.9%)
Non-GAAP net sales growth, constant currency	4.6%	5.5%	3.1%

For the six months ended June 29, 2013:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	2.4%	1.3%	4.1%
Impact of foreign exchange	(1.0%)	(1.5%)	(0.4%)
Impact of government billing adjustment	(0.3%)	(0.4%)
Non-GAAP net sales growth, constant currency	3.7%	3.2%	4.5%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com